Exhibit 8.1

List of main subsidiaries

Legal Entity	Country of Incorporation

Main subsidiaries of ASML Holding N.V.[1]:
ASML Netherlands B.V.	Netherlands (Veldhoven)
ASML Systems B.V.	Netherlands (Veldhoven)
ASML Germany GmbH	Germany (Dresden)
ASML France S.a.r.l.	France (Bernin)
ASML (UK) Ltd.	UK (Edinburgh (Scotland))
ASML Israel (2001) Ltd.	Israel (Ramat-Gan)
ASML Ireland Ltd.	Ireland (Dublin)
ASML Italy S.r.l.	Italy (Avezzano)
ASML Hong Kong Ltd.	Hong Kong SAR
ASML Singapore Pte. Ltd.	Singapore
ASML Korea Co. Ltd.	Korea (Kyunggi-Do)
ASML Japan Co. Ltd.	Japan (Tokyo)
ASML (Shanghai) Lithography Facilities Science and Technology Co. Ltd.	China (Shanghai)
ASML Taiwan Ltd.	Taiwan (Hsinchu)
ASML Equipment Malaysia Sdn. Bhd.	Malaysia (Penang)
ASML Belgium BVBA	Belgium (Turnhout)
ASML Belgium Finance GCV	Belgium (Turnhout)
Brion Technologies (Shenzhen) Co. Ltd.	China (Shenzhen)
Brion Technologies, Inc.	US (Wilmington, Delaware)
ASML US, Inc.	US (Wilmington, Delaware)
ASML MaskTools, Inc.	US (Dover, Delaware)
ASML Participations US Inc.	US (Wilmington, Delaware)
Lehrer Pearson, Inc.	US (Wilmington, Delaware)
Cymer, LLC.	US (Reno, Nevada)
eLith LLC.	US (Wilmington, Delaware)
ASML Hong Kong Logistic Services Ltd.	Hong Kong SAR
ASML Global, Inc	US (Wilmington, Delaware)
Cymer B.V.	Netherlands (Amsterdam)
Cymer Japan, Inc.	Japan (Tokyo)
Cymer Korea, Inc.	Korea (Kyunggi-Do)
Cymer Singapore Pte Ltd.	Singapore
Cymer Southeast Asia Ltd.	Taiwan (Hsinchu)
Cymer Semiconductor Equipment (Shanghai) Co. Ltd.	China (Shanghai)
TCZ, LLC.	US (Reno, Nevada)
TCZ Pte Ltd. [2]	Singapore
TCZ GmbH [2]	Germany (Oberkochen)
Epsilon Co.	Taiwan (Taipei)
Hermes Microvision, Inc.	Taiwan (Hsinchu)
HMI Holdings Inc.	Samoa (Apia)
Hermes Microvision Korea Inc.	Korea (Kyungki-do)
Hermes Microvision Japan Inc.	Japan (Tokyo)
Hermes Microvision Co., Ltd.	China (Beijing)
HMI Investment Corp.	Samoa (Apia)
Hermes Microvision, Inc	US (San Jose, California)
HMI North America Inc.	US (Las Vegas, Nevada)
Hermes Microvision (Shanghai) Co., Ltd	China (Shanghai)

1.	All of our subsidiaries are (directly or indirectly) wholly-owned, with exception of eLith LLC, in which we hold an interest of 50 percent.

2.	In liquidation.